PURCHASE AGREEMENT

                         Irving, Texas

This AGREEMENT, entered into effective as of the 24th of October, 1997.

l. Parties. Seller is AEI Real Estate Fund XVI Limited Partnership, ("Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A", which sale to Buyer shall include:

     All improvements situated on, over, and under the real estate (the "Improvements"), and all and singular the rights and appurtenances pertaining to the real estate and the Improvements, including: all the right, title and interest of Seller in and to adjacent streets, roads, alleys, strips, gores, easements, rights of ingress or egress, rights-of-way and any other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining the real estate, and any awards made or to be made in connection therewith (the "Property");

     All of the furniture, furnishings, fixtures, fittings, appliances, apparatus, equipment, tools, machinery, maintenance supplies, heating, ventilating, air-conditioning, incinerating, lighting, plumbing and electrical fixtures, hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, contract rights, claims, systems, names, goodwill, warranties, bonds, guaranties and other items of tangible and intangible personal property and replacements thereto, affixed or attached to, or situated upon, or acquired or used in connection with, the real estate and the Improvements (to be conveyed by Quit Claim Bill of Sale attached hereto as Exhibit B) (the "Personalty");

     All site and as-built plans, surveys, tests, soil and substrata studies, environmental assessments or studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, now or hereafter in the possession of Seller which relate to the real estate, the Improvements or Personalty;

     All of Seller's right, title and interest in and to all licenses, permits, certificates of occupancy, franchises, approvals, authorizations and consents now and/or hereafter issued by any federal, state, county or municipal authority relating to the real estate, the Improvements and/or the Personalty, running to, or in favor of, Seller or the properties described above, and all other rights, privileges and appurtenances owned by Seller and in any way related to the properties described above, and such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer.



Buyer is Spaghetti Warehouse of Texas, L.P., and/or its assigns, provided Buyer agrees to remain liable hereunder
("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property, Personalty, and the other items listed in paragraph 1 above.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto and as listed in paragraph 1 above, subject to all easements, covenants, conditions, restrictions and agreements of record that do not affect marketability of title or affect adversely the use of the Property accepted by Buyer after Buyer's review of title as set forth below in paragraph 9 ("Permitted Exceptions").

3. Purchase Price. The purchase price for this Property and Personalty is $792,500 cash subject to prorations, based on the following terms:

4. Terms. The purchase price for the Property and Personalty will be paid by Buyer as follows:

     (a) When this Agreement is executed, Buyer will deposit $10,000 in cash or good funds (the "First Payment") in escrow, to be deposited into Escrow with Chicago Title Insurance Company, Attn: Mary Furgason, 14607 San Pedro, Suite 175, San Antonio, Texas 78232 ("Escrowee"). The First Payment will be credited against the Purchase Price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement. The First Payment shall be deposited by the Escrowee in an interest bearing account (with risk of loss born by Buyer) and all interest thereon shall be paid to Buyer free and clear of any claim by Seller, Escrowee, or any other party irrespective of how the First Payment is disbursed hereunder.

     (b) When this Agreement is executed, Buyer will also pay $50 in cash or good funds directly to Seller ("Option Consideration"), which shall be in consideration for Seller's execution of this Agreement, but will be credited against the purchase price when and if escrow closes and the sale is completed. The Option Consideration shall be considered non-refundable if this Agreement is terminated for any reason.

     (c) Thirty days after the delivery of the Due Diligence Materials (as defined below) required to be delivered by Seller hereunder, Buyer must deposit an additional $15,000 in cash or good funds (the "Second Payment") with the Escrowee. At such time, the entire First and Second Payment shall be non-refundable, unless Seller shall default hereunder. The Second Payment will be credited against the Purchase Price when and if escrow closes and the sale is completed, or otherwise disbursed pursuant to the terms of this Agreement. The First and Second Payment shall be deposited by the Escrowee in an interest bearing account (with risk of loss born by Buyer) and all interest thereon shall be paid to Buyer free and clear of any claim by Seller, Escrowee, or any other party irrespective of how the First and Second Payment is disbursed hereunder.

     (d) At the Closing, Buyer will pay the balance of the purchase price for the Property in cash or good funds (the
"Final Payment") at closing to the Escrowee who shall close the transaction according to the terms hereof.

     (e) Seller and Buyer agree to allocate $500,000 of the Purchase Price to the real estate and $292,500 of the Purchase Price to the Improvements.

5. Closing Date. Escrow shall close at the Title Company on the earlier to occur of 15 days after the expiration of the Review Period (as defined below) or upon 5 days written notice from the Buyer to the Seller. Buyer shall acknowledge in writing the tolling of the Review
Period upon the submission by Seller of the last of the Due
Diligence Materials.

6.   Not Applicable - Intentionally left blank.

7. Due Diligence. Buyer will have until thirty days after the delivery of each of the following documents to be delivered by Seller as set forth below (the "Review Period"), to conduct all of its inspections and due diligence and satisfy itself regarding title to the Property, and to inspect the condition of the Property. The Closing Date shall be automatically extended by the number of days necessary to give Buyer thirty days to review any item required to be delivered by the Seller to the Buyer hereunder. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property. Except for warranties of title and as otherwise set forth herein, Buyer expressly acknowledges that the sale of the Property as provided for herein is made on an "AS IS" basis, and such provision shall survive closing.

     Seller at Seller's cost and expense agrees to provide to Buyer the following items, to which Buyer's right to object absent subsequent material change to the same, shall extend for thirty days from the date such item has been deposited in recognized overnight courier:

     (a) A current commitment for an Owner's TLTA Policy of title insurance (see paragraph 9 below) dated after the date hereof, issued to Buyer in the amount of the Purchase Price, accompanied by copies of all documents constituting exceptions to title.

     (b) Copies of a Certificate of Occupancy and other such documentation in Seller's possession certifying as to the completion of the original structure and improvements on the Property;

     (c) Copy of an "as-built" survey of the Property dated
May 15, 1997, updated to a date after the date hereof and certified to Buyer.

     (d) Any evidence in Seller's possession respecting inventory of and ownership of the Personalty on the Property, which Seller's interest in such Personalty is being transferred to Buyer by Quit Claim Bill of Sale.

     (e) To the extent in Seller's possession, a set of the "as-built" plans and specifications for the improvements on the Property, provided, in the event that the Closing does not occur, Buyer shall return such plans and specifications to Seller.

     (f) Copies of the most recent tax statement for the Property as may be in Seller's possession.

     Buyer may cancel this Agreement for any reason in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and Escrowee, if delivered on or before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt (as defined by Subparagraph 19(d)) by Seller. Subject to Section 17 below, if this Agreement is not canceled as set forth above, the FirstPayment shall be non-refundable unless Seller shall default hereunder.

     If Buyer cancels this Agreement as permitted under this Section, except for one-half of any escrow cancellation fees; and any liabilities under Section 11 or 16 of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else. Notwithstanding the foregoing, the First and Second Payment shall become non-refundable in accordance with paragraph 4(c) above.

     Unless Seller shall be in default of any obligation hereunder, or this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Final
Payment, Seller shall be entitled to retain the First and Second Payment and Buyer irrevocably will be deemed to have canceled this Agreement and relinquish all rights in and to the Property. If this Agreement is not canceled and the Final Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

8.   Escrow. Escrow shall be opened by Seller and the First
Payment (delivered herewith by Buyer to Escrowee) shall be deposited by Buyer with Escrowee upon presentation of this agreement executed by Buyer for Seller's acceptance.

9. Title. Closing will be conditioned on the commitment of a title company issued by the Escrowee to issue a TLTA Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the Purchase Price, insuring that Buyer will own indefeasible and insurable fee simple title to the Property subject only to: the Permitted Exceptions; current real property taxes and assessments; and survey exceptions on the Survey.

     Buyer shall be allowed until the expiration of the Review Period for examination of the commitment and survey and the making of any objections to title and survey thereto, or that an exception to title adversely affects the use of the Property, said objections to be made in writing or deemed waived. Escrowee shall provide Seller with a copy of said title commitment. If any objections thereto are so made by Buyer, the Seller shall be allowed ten (10) days to cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure such objections, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments after the First Payment hereunder required shall be postponed, but upon correction of title and within ten (10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

     If Buyer shall make no written objection to Seller within the Review Period setting forth Buyer's objections to the status of title reflected by the Commitment and/or the Survey, Buyer shall have been deemed to have waived any such objections.

10. Closing Costs. Seller will pay the cost of the current updated survey certified to Buyer (with the cost of any revisions thereto to correct inaccuracies or omissions being borne by the Seller, but all other costs of revisions to be born by Buyer), state deed tax stamps, if any, and one-half of escrow fees, and any brokerage commissions payable except those brokerage commissions incurred by Buyer. Buyer shall pay for the cost of the standard TLTA Owner's Policy in favor of Buyer in the amount of the Purchase Price, if Buyer shall decide to purchase the same. Buyer will pay the cost of any recording fees for the deed, endorsements to the Owner's policy, (if Buyer shall decide to purchase the same) and one-half of the escrow fees. Each party will pay its own attorneys' fees and costs to document and close this transaction.

11. Real Estate Taxes, Special Assessments and Prorations. Seller represents that all real estate taxes and installments of special or other assessments due and payable in 1996, for 1996 and all years prior to the year of Closing have been paid in full. Responsibility for real estate taxes and special assessments shall be prorated as of the Closing Date based upon the most recently available tax bill for taxes for the year in which Closing shall occur, with readjustment for the taxes for the year in which Closing shall occur if the same are not presently known in the year in which Closing shall occur. All real estate taxes and special or other assessments assessed and due and payable for the years following the year in which closing occurs shall otherwise be the responsibility of Buyer. The parties agree to execute a tax proration agreement at closing reflecting the above understanding. All operating expenses relating to the Property incurred for or arising out of any period prior to (or if incurred by Seller, after) Closing shall be paid by Seller, and any operating expenses relating to the Property incurred for the period after closing
(unless incurred by Seller) shall be the responsibility of Buyer. If during the Buyer's Review Period, utility expenses for the Property shall exceed the average monthly utility charges for the Property in the prior three month period as a direct result of Buyer's or Buyer's agent's review of the Property, Buyer shall be responsible for such excess and shall promptly pay such excess upon presentation by Seller of reasonable written evidence of such charges. Buyer's liability for such excess utility charges shall survive closing or the termination of this Agreement.

12.  Seller's Representation and Agreements.

     (a) Seller represents and warrants as of this date that:

     (i) The Property is not subject to any oral or written leases, service contracts, brokerage or other agreements which shall survive closing or parties in possession, other than the Permitted Exceptions.

     (ii) It is not aware of any pending or threatened litigation or condemnation proceedings or assessments, special or otherwise, against the Property, Seller, or Seller's interest in the Property.

     (iii) Seller has not entered into any oral contracts or executed any contracts or any other agreement of any nature that would be binding on Buyer after the closing date.

     (iv) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances the Escrowee may require and Seller deems to be reasonable in order to consummate the transactions contemplated herein.

     (v) Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and all documents contemplated thereby.

     (vi) To best of Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

     (vii) Seller agrees to indemnify and hold Buyer harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising prior to the date hereof and/or out of representation of Seller or through or on behalf of Seller, specifically, a commission due and payable to The Forman Company, but no other broker or agent, unless the same shall claim such commission arising out of representation of Seller or through or on behalf of Seller.

     (viii) At all times from the date hereof to the Closing, Seller shall cause to be maintained in force fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to person or property occurring on the Property in at least such amounts as are maintained by Seller on the date of this Contract;

     (xix) At all times from the date of this Contract until Closing, Seller shall operate, maintain, repair, and manage the Property in substantially the same manner as the Property has been managed up to and including the date hereof, subject, however, to all relevant provisions of this Contract;

     (x) At all times from the date of this Contract until Closing, Seller shall maintain the Improvements and Personal Property in good condition and repair, except for normal wear and tear and any casualty or condemnation, or theft, and Seller shall not remove any fixtures, equipment, furnishings or other personalty therefrom, nor shall Seller in any manner neglect the Property;

     (xi) Seller shall cause all trade accounts and costs and expenses of operation and maintenance of the Property incurred prior to the Closing to be promptly paid when due;

     (b) Seller agrees that it will not enter into any new contracts prior to the Closing Date that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent. Seller further agrees that it shall not create or voluntarily permit to be created any liens, easements, or other conditions affecting the Property after the Closing Date without the Buyer's prior written consent.

     Seller's representations and warranties herein shall survive closing for a period of one year from Closing.

13.  Disclosures.

     (a) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and ground water conditions. To the best of Seller's knowledge, Seller, nor its predecessors in interest or lessees, have not generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any Hazardous Substance or toxic materials to, on, under, from, or in the Property, except incidental to the operation of a restaurant on the Property and then only in accordance with applicable law and regulation. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority pending or threatened with respect to the presence of Hazardous Substance on the Property or the migration of Hazardous Substance from or to other property and there are no underground storage tanks on the Property. Except as otherwise provided in this Agreement and except to the extent that Seller has knowledge of any hazardous substances or materials on or in connection with the Property which Seller is not disclosing to Buyer hereunder, Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Substance on or in connection with the Property either before or after the Closing Date. The term "Hazardous Substance" shall mean hazardous substance or waste, toxic substances, polychlorinated biphenyls, asbestos or related materials, including but not limited to, substances defined as "hazardous substance(s)," "toxic substance(s)," "hazardous waste," "pollutant," or "contaminant" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9061, et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 6901, et seq., the Federal Resource Conservation and Recovery Act of 1976 ("RCRA") and any other federal, state or local environmental laws, statutes, regulations, requirements and ordinances. The term does include petroleum, including crude oil or any fraction thereof, natural gas and natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel or mixtures thereof.

     (b) Subject to Seller's representations contained in this Agreement, including subparagraphs 13(a) above, Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (c) Buyer acknowledges that, having been given the opportunity to inspect the Property as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, profitability or fitness for a particular purpose, in respect of the Property.

     The provisions (a) through (c) shall survive closing.

14.  Closing.

     (a) Before the Closing Date, Seller will deposit into escrow a Quit Claim Bill of Sale, a standard Seller's Affidavit regarding liens and judgments and an executed Special Warranty Deed in the form attached hereto as Exhibit C (with the list of Permitted Exceptions to be attached when determined according to the terms hereof) conveying indefeasible and insurable fee simple title of the Property to Buyer, subject to the Permitted Exceptions, and will provide Buyer with an affidavit that Seller is not a "foreign person".

     (b) On or before the Closing Date, Buyer will deposit into escrow: the balance of the Purchase Price when required under paragraph 4 and any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the Escrowee any other documents reasonably required by the Escrowee to close escrow.

     (c) On the Closing Date, if escrow is in a position to close, the Escrowee will: cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the Escrowee's certified closing statement and take all other actions necessary to close escrow.

15. Defaults. If Buyer defaults beyond 10 days notice and opportunity to cure, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled as its sole and exclusive remedy to retain the First and\or if made the Second Payment heretofore paid by the Buyer,

     If Seller shall default, Buyer may terminate this Agreement and receive the return of the First and/or if made the Second Payment or evoke specific performance of this Agreement. Buyer irrevocably waives any rights to file a lis pendens, or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless:
it has paid the First and Second ayment, deposited the balance of the Final Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

16.  Buyer's Representations and Warranties.

     Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as the Escrowee may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     (iv) Buyer agrees to indemnify and hold Seller harmless from any and all claim of any persons or entities claiming a brokerage or other fee arising out of representation of Buyer or through or on behalf of Buyer with respect to this Agreement or the transactions contemplated hereby.

17.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000 this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage, and the First Payment and Second Payment shall be returned to Buyer. Seller, however, shall have the right to adjust or settle any insured loss until any ten day period provided for above in this Subparagraph 17a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall pay the deductible and deliver any proceeds actually received by Seller (up to the amount of the Purchase Price, with any excess proceeds, if any, belonging to Seller) and assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall pay the deductible and deliver any proceeds actually received by Seller (up to the amount of the Purchase Price, with excess proceeds, if any, remaining the sole property of Seller) and assign Seller's right, title and interest in and to all insurance proceeds.

     (b) If, prior to closing, the Property, or any part thereof, is taken (other than as disclosed in writing to Buyer prior to the date of this Agreement) by eminent domain or voluntarily conveyed by Seller in lieu of eminent domain, this Agreement shall become null and void, at Buyer's option and the First Payment and Second Payment shall be returned to Buyer. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding, and deliver any award actually received by Seller up to the amount of the Purchase Price.

     Notwithstanding anything herein in this Agreement to the contrary, in the event that this Agreement is terminated by Buyer as provided above in Subparagraph 17a or 17b, the First and Second Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

18. Cancellation If any party elects to cancel this Agreement because of any breach by another party, the party electing to cancel shall deliver to Escrowee a notice containing the address of the party in breach and stating that this Agreement shall be canceled. Within three days after receipt of such notice, the Escrowee shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required.

19.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement. Buyer has the right to assign this Agreement to another party without Seller's consent, but shall not be binding upon Seller until receipt of written notice thereof, and provided, further, that Buyer shall remain liable for the obligations of Buyer hereunder until the same are fulfilled or this Agreement is terminated according to the provisions hereof.

     (b) If escrow has not closed through no fault of Seller, by the Closing Date (if not sooner terminated by either party according to their right to do so under the terms hereof), Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, including terminate this Agreement.

     (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by Federal Express or UPS Overnight, or other reputable overnight courier, guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:
          Attention:  Robert P. Johnson
          AEI Real Estate Fund XVI Limited Partnership
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     with copy to Michael B. Daugherty, Esq. at the same address above.

     If to Buyer:
          Attention H.G. Carrington, Jr.
          Spaghetti Warehouse of Texas, L.P.
          402 West Interstate 30
          Garland, Texas 75043

with a copy to Jenkins & Gilchrest, Attention: Jeff Giese,
Esq. at the following address:


(e) This agreement shall be governed by and construed in accordance with the laws of the state of Texas.

     When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the Option Consideration, and delivering a copy of this Agreement signed by Buyer and the First Payment to Escrowee; Escrowee shall sign below acknowledging receipt of this Agreement signed by Buyer and the First Payment, which, will be deposited in to escrow by Escrowee. Seller has three (3) business days after receipt of the executed offer, Option Consideration, and acknowledgment of receipt of the First Payment by Escrowee within which to accept this offer; if not accepted by Seller, Seller shall immediately return the Option Consideration to Buyer and Escrowee shall immediately return the First Payment to Buyer.

     IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:

     Spaghetti Warehouse of Texas, L.P.

     By: Spaghetti Warehouse Service Corp, General Partner

     By: /s/ HG Carrington, Jr

SELLER:

     AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a
     Minnesota limited partnership.

     By:  AEI Fund Management XVI, Inc., its corporate
          general partner

     By: /s/ Robert P Johnson
             Robert P. Johnson, President

ESCROWEE:

          The Title Company hereby acknowledges receipt of a fully executed copy of this Agreement and the First Payment
referred to in the Agreement on                   , 1997,
and agrees to accept, hold, deliver and disburse the First Payment and Second Payment, together with all interest accrued thereon and received by the Title Company, strictly in accordance with the terms and provisions of this Agreement. In performing any of its duties hereunder, the Title Company shall not incur any liability to anyone for any damages, losses or expenses, except for negligence, willful default or breach of trust, and it shall accordingly not incur any such liability with respect (i) to any action taken or omitted in good faith upon advice of its counsel, or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Title Company shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. Seller and Buyer hereby agree to indemnify and hold harmless the Title Company against any and all losses, claims, damages, liabilities and expenses, imposed upon the Title Company or incurred by the Title Company in connection with its acceptance or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, unless such losses, claims, damages, liabilities and expenses arise out of Title Company's negligence, willful default or breach of trust. In the event of a dispute between Seller and Buyer sufficient in the discretion of the Title Company to justify its doing so, the Title Company shall be entitled to tender into the registry of the District Court of Dallas County, Texas, all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Seller and Buyer shall bear all costs and expenses of such legal proceedings.


Chicago Title Insurance Company

By:





                              EXHIBIT "A"

                           LEGAL DESCRIPTION


Being all of PARK OAKS VA, REPLAT OF PART OF PARK OAKS V, an
Addition to the City of Irving, Texas, according to the Map thereof recorded in Volume 84010, Page 4758, Map Records of
Dallas County, Texas.

Subject to and together with terms, conditions and easements created in Mutual Access and Parking Agreement, dated October 18, 1983 and filed October 26, 1983, record in Volume 83211, Page 2706 and amended by Amendment and Modification of Mutual Access and Parking Agreement dated December 23, 1983, filed December 28, 1983 and recorded in Volume 83251, Page 5231, Deed records, Dallas County, Texas.





                         Exhibit "B"

                    QUIT CLAIM BILL OF SALE



     In consideration of Ten Dollars and other good and valuable consideration by Spaghetti Warehouse of Texas, L.P. ("Buyer") to AEI Real Estate Fund XVI Limited Partnership ("Seller"), the receipt of which is hereby acknowledged, Seller does hereby grant, sell, transfer, convey, and deliver to Buyer this date, by Quit Claim Bill of Sale, all of its rights, title, and interest, IF ANY, in the following assets located at the property described on Exhibit A of the Purchase Agreement between Seller and Buyer, dated October 1997:

          All of the furniture, furnishings, fixtures,
fittings, appliances, apparatus, equipment, tools,
machinery, maintenance supplies, heating, ventilating, air-
conditioning, incinerating, lighting, plumbing and
electrical fixtures, hot water heaters, furnaces, heating
controls, motors and boiler pressure systems and equipment,
contract rights, claims, systems, names, goodwill,
warranties, bonds, guaranties and other items of tangible
and intangible personal property and replacements thereto,
affixed or attached to, or situated upon, or acquired or
used in connection with, the real estate and the
Improvements (as defined in the Purchase Agreement between
Seller and Buyer, dated October   1997) (the "Personalty");

          All site and as-built plans, surveys, tests, soil and substrata studies, environmental assessments or studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, now or hereafter in the possession of Seller which related to the real estate, the Improvements or Personalty;

          All of Seller's right, title and interest in and to all licenses, permits, certificates of occupancy, franchises, approvals, authorizations and consents now and/or hereafter issued by any federal, state, county or municipal authority relating to the real estate, the Improvements and/or the Personalty, running to, or in favor of, Seller or the properties described above, and all other rights, privileges and appurtenances owned by Seller and in any way related to the properties described above, and such other rights, interests and properties as may be specifed in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer.

Seller warrants that is has not granted, bargained, sold, encumbered, or tansferred any interest it may have in the above listed assets.



Date:



AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP


     By: AEI FUND MANAGEMENT XVI, INC., its, corporate
general partner

     By:
          Robert P Johnson, President

STATE OF MINNESOTA  )
               )SS
COUNTY OF RAMSEY    )


     The foregoing instrument was acknowledged before me the dat of October 1997, by Robert P Johnson, the President of AEI Fund Management XVI, Inc., a Minnesota corporation, corporate general partner of AEI Real Estate Fund XVI Limited Partnership, on behalf of said limited partnership.



                                        Notary Public



                              EXHIBIT "C"

                         SPECIAL WARRANTY DEED
                           (Name of Property)


STATE OF

COUNTY OF                     KNOW ALL MEN BY THESE
PRESENTS:


     THAT                      , a
("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it paid by
                 , a                    ("Grantee"), the
receipt and sufficiency of which are hereby acknowledged and confessed by Grantor, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee:

          (a)  That certain tract or parcel of land (the
"Land") lying and being situated in the City of       ,
County of      , State of       , and being more
particularly described on Exhibit "A", attached hereto and made a part hereof for all purposes;

          (b)  The apartment complex, commonly known as the
,
situated on the Land, comprised of        buildings
containing, in the aggregated,         individual units,
swimming pools, clubhouse facilities, open parking areas, landscaping and all other improvements situated on, over or under the Land (the "Imporvements"); and

          (c) All right, title and interest of Grantor in and to all appurtenances pertaining to the Land and the Improvements, including all right, title and interest of Grantor in and to adjacent streets, roads, alleys, strips, gores, easements, rights of ingress or egress, rights-of-ways and any other interests in, on, or to, any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abudding or adjoining the Land;

(the Land, the Improvements and such rights and appurtenances being hereinafter referred to collectively as the "Property").

     This conveyance is made and accepted subject, subordinate and inferior to the leases, easements, covenants and the other matters and exceptions set forth on Exhibit
"B", attached hereto and made a part hereof for all purposes
(the "Permitted Exceptions").

     TO HAVE AND TO HOLD the Property, subject to the permitted Exceptions, unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Property, subject to the Permitted
Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

     The mailing address of Grantee is set forth below:





     IN WITNESS WHEREOF, Grantor has caused this Special
Warranty Deed to be executed on this    day of        199


                                   GRANTOR:

                                   By:



                                   By:
                                   Name:
                                   Title:



STATE OF

COUNTY OF


     The foregoing was acknowledged before me on the     day
of    199  by                   of                     a,
, on behalf of said                .



                         Notary Public in and for the State
of


                         Notary Public Printed or Typed Name
                         My Commission Expires: